Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2003-1
            Home Equity Loan Asset Backed Certificates, Series 2003-1
                          Master Servicer's Certificate

                                                           Due Period  5/31/2003
                                                   Determination Date  6/17/2003
                                                    Distribution Date  6/20/2003

I Available in Certificate Account

    Principal collected on Mortgage Loans                                                                             14,052,667.12
    All Liquidation Proceeds with respect to Principal                                                                         0.00
    Principal portion of Purchase Price on Repurchased Mortgage Loans                                                  2,013,297.62
    Substitution Adjustment with respect to Principal                                                                          0.00
    Amount transferred from Pre-Funding Account                                                                                0.00
                                                                                                                      -------------

                       Principal Distribution Amount                                                                  16,065,964.74

    Interest collected on Mortgage Loans                                                                               6,539,839.21
    Interest portion of Purchase Price on Repurchased Mortgage Loans                                                      11,794.14
    All Liquidation Proceeds with respect to Interest                                                                          0.00
    Substitution Adjustment with respect to Interest                                                                           0.00
    Master Servicer Monthly Advances (net of Compensating Interest)                                                      599,512.99
    Reimbursement of previous months Servicer Advances                                                                  (470,094.77)
    Compensating Interest                                                                                                  2,691.83
    Investment Earnings on the Certificate Account                                                                             0.00
    Investment Earnings on the Prefunding Account                                                                              0.00
                                                                                                                      -------------

                       Interest Remittance Amount                                                                      6,683,743.40

    Amount not Required to be deposited                                                                                        0.00

                       Total available in the Certificate Account                                                     22,749,708.14

II  Distributions                                                                              Per $1,000                 Amount
                                                                                               -----------            -------------
1.  Aggregate Class A-1 Distribution                                                           55.77264827            16,397,158.59

2.  Aggregate Class A-2 Distribution                                                            1.95833333               417,125.00

3.  Aggregate Class A-3 Distribution                                                            2.32500000               134,850.00

4.  Aggregate Class A-4 Distribution                                                            3.27500000               373,350.00

5.  Aggregate Class A-5 Distribution                                                            4.15000000               137,157.50

6.  Aggregate Class A-6 Distribution                                                            3.38333330               318,033.33

7.  Aggregate Class A-IO Distribution                                                           4.16666665               833,333.33

8.  Aggregate Class M-1 Distribution                                                            3.89166660               210,344.58

9.  Aggregate Class M-2 Distribution                                                            4.21666667               178,365.00

10. Aggregate Class B Distribution                                                              4.58333324               172,333.33

11. Aggregate Class X-IO Distribution                                                                                  2,971,349.64

12. Aggregate Class R Distribution                                                                                             0.00

13. Aggregate Master Servicer Distribution                                                                               606,307.84
                                                                                                                      -------------

                                                              Total Distributions =                                   22,749,708.14

III Certificate Class Balances                                                                       Factor %             Amount
                                                                                                   -------------      --------------
Opening Senior Class A Certificate Balances as reported on the prior
    Monthly Master Servicer Report:
     (a) Class A-1                                                                                  92.90369568%      273,136,865.30
     (b) Class A-2                                                                                 100.00000000%      213,000,000.00
     (c) Class A-3                                                                                 100.00000000%       58,000,000.00
     (d) Class A-4                                                                                 100.00000000%      114,000,000.00
     (e) Class A-5                                                                                 100.00000000%       33,050,000.00
     (f) Class A-6                                                                                 100.00000000%       94,000,000.00
                                                                                                                      --------------
                                                                                                                      785,186,865.30

     (g) Class A-IO                                                                                100.00000000%      200,000,000.00

    Opening Subordinated Class M & B Certificate Balances as reported on the prior Monthly Master Servicer Report:
     (a) Class M-1                                                                                 100.00000000%       54,050,000.00
     (b) Class M-2                                                                                 100.00000000%       42,300,000.00
     (c) Class B                                                                                   100.00000000%       37,600,000.00
                                                                                                                      --------------
                                                                                                                      133,950,000.00

IV  Principal Distribution Amount

1(a). Basic Principal Amount                                                                                No.           Amount
                                                                                                           ----        -------------
       (a) Stated principal collected                                                                                   1,231,137.58
       (b) Principal Prepayments                                                                            149        12,821,529.54
       (c) Liquidation Proceeds                                                                                                 0.00
       (d) Repurchased Mortgage Loans                                                                         9         2,013,297.62
       (e) Substitution Adjustment related to Principal                                                                         0.00
       (f) Amount Transferred from Pre-Funding Account                                                                          0.00
                                                                                                                       -------------
                       Total Principal Distribution                                                                    16,065,964.74

1(b). Subordination Increase Amount                                                                                             0.00

2(a). Class A Principal Distribution Amount:
                                                                                              Per $1,000
                                                                                              -----------
       (a) Class A-1                                                                          54.64613857              16,065,964.74
       (b) Class A-2                                                                           0.00000000                       0.00
       (c) Class A-3                                                                           0.00000000                       0.00
       (d) Class A-4                                                                           0.00000000                       0.00
       (e) Class A-5                                                                           0.00000000                       0.00
        7. Class A-6
           (a) Class A-6 Lockout Percentage                                                                      0.00%
           (b) Class A-6 Lockout Distribution Amount                                           0.00000000                       0.00

2(b). Class M & B Principal Distribution Amount:
        1. Class M-1                                                                           0.00000000                       0.00
        2. Class M-2                                                                           0.00000000                       0.00
        3. Class B                                                                             0.00000000                       0.00

2(c). Class M & B Applied Realized Losses:
        1. Class M-1                                                                           0.00000000                       0.00
        2. Class M-2                                                                           0.00000000                       0.00
        3. Class B                                                                             0.00000000                       0.00

                                                                                                Factor %                  Amount
                                                                                             ------------             --------------
      Ending Senior Class A Certificate Balances after distributions of principal on this Monthly Master Servicer Report:
       (a) Class A-1                                                                          87.43908182%            257,070,900.56
       (b) Class A-2                                                                         100.00000000%            213,000,000.00
       (c) Class A-3                                                                         100.00000000%             58,000,000.00
       (d) Class A-4                                                                         100.00000000%            114,000,000.00
       (e) Class A-5                                                                         100.00000000%             33,050,000.00
       (f) Class A-6                                                                         100.00000000%             94,000,000.00
                                                                                                                      --------------
                                                                                                                      769,120,900.56

       (g) Class A-IO                                                                        100.00000000%            200,000,000.00

      Ending Subordinated Class M & B Certificate Balances after distributions of principal on this Monthly Master Servicer Report:
       (a) Class M-1                                                                         100.00000000%             54,050,000.00
       (b) Class M-2                                                                         100.00000000%             42,300,000.00
       (c) Class B                                                                           100.00000000%             37,600,000.00
                                                                                                                      --------------
                                                                                                                      133,950,000.00

V   Interest Distribution Amount

    Fixed Rate Certificates

    (b) Fixed Rate Certificates applicable Pass-Through Rate
           1. Class A-1                                                                           1.40813%
           2. Class A-2                                                                           2.35000%
           3. Class A-3                                                                           2.79000%
           4. Class A-4                                                                           3.93000%
           5. Class A-5                                                                           4.98000%
           6. Class A-6                                                                           4.06000%
           7. Class A-IO                                                                          5.00000%
           8. Class M-1                                                                           4.67000%
           9. Class M-2                                                                           5.06000%
           10. Class B                                                                            5.50000%

    INTEREST REMITTANCE AMOUNT
       1. Interest collected on Mortgage Loans                                               6,539,839.21
       2. Interest advanced on Mortgage Loans                                                  129,418.22
       3. Compensating Interest on Mortgage Loans                                                2,691.83
       4. Substitution Adjustment interest                                                           0.00
       5. Purchase Price interest on repurchased accounts                                       11,794.14
       6. Liquidation Proceeds interest portion                                                      0.00
       7. Investment Earning in the Pre-Funding Account                                              0.00
       TOTAL INTEREST REMITTANCE AMOUNT                                                                                6,683,743.40

    Current Interest Requirement

       1. Class A-1 @ applicable Pass-Through Rate                                                                       331,193.85
       2. Class A-2 @ applicable Pass-Through Rate                                                                       417,125.00
       3. Class A-3 @ applicable Pass-Through Rate                                                                       134,850.00
       4. Class A-4 @ applicable Pass-Through Rate                                                                       373,350.00
       5. Class A-5 @ applicable Pass-Through Rate                                                                       137,157.50
       6. Class A-6 @ applicable Pass-Through Rate                                                                       318,033.33
       7. Class A-IO @ applicable Pass-Through Rate                                                                      833,333.33
       8. Class M-1 @ applicable Pass-Through Rate                                                                       210,344.58
       9. Class M-2 @ applicable Pass-Through Rate                                                                       178,365.00
       10. Class B @ applicable Pass-Through Rate                                                                        172,333.33

    Class Interest Carryover Shortfall

       1. Class A-1                                                                                  0.00
       2. Class A-2                                                                                  0.00
       3. Class A-3                                                                                  0.00
       4. Class A-4                                                                                  0.00
       5. Class A-5                                                                                  0.00
       6. Class A-6                                                                                  0.00
       7. Class A-IO                                                                                 0.00
       8. Class M-1                                                                                  0.00
       9. Class M-2                                                                                  0.00
       10. Class B                                                                                   0.00

    Certificates Interest Distribution Amount
                                                                                               Per $1,000
                                                                                               ----------
       1. Class A-1                                                                            1.12650969                 331,193.85
       2. Class A-2                                                                            1.95833333                 417,125.00
       3. Class A-3                                                                            2.32500000                 134,850.00
       4. Class A-4                                                                            3.27500000                 373,350.00
       5. Class A-5                                                                            4.15000000                 137,157.50
       6. Class A-6                                                                            3.38333330                 318,033.33
       7. Class A-IO                                                                           4.16666665                 833,333.33
       8. Class M-1                                                                            3.89166660                 210,344.58
       9. Class M-2                                                                            4.21666667                 178,365.00
       10. Class B                                                                             4.58333324                 172,333.33

VI Credit Enhancement Information
                                                                                                                              Total
       (a) Senior Enhancement Percentage                                                                                      14.83%

       (b) OC Spread Holiday in effect?                                                                                         YES

       (c) Overcollateralization Amount:

           1. Opening Overcollateralization Amount                                                                             0.00
           2. Ending Overcollateralization Amount                                                                              0.00
           3. Required Overcollateralization Amount                                                                            0.00
           4. Subordination Deficiency                                                                                         0.00
           5. Excess Overcollateralization Amount                                                                              0.00

VII Trigger Information

        1. (a) 60+ Delinquency Percentage                                                                                      0.40%
           (b) Delinquency Event in effect (Rolling Three
               Month > 45% of Sr. Enhancement ?                                                                                  NO

        2. (a) Cumulative Loss Percentage                                                                                      0.00%
           (b) Applicable Loss Percentage for current Distribution                                                             2.50%
           (c) Cumulative Loss Trigger Event in effect                                                                           NO

VIII Pool Information                                                                                No.                 Amount
                                                                                                   ------            --------------
       (a) Closing Mortgage Loan Principal Balance:                                                10,126            903,070,900.56

       (b) Principal Balance of Balloon Mortgage Loans                                                 29              2,241,259.14

       (c) Weighted Average Mortgage Rate:                                                                                    8.213%

       (d) Weighted Average Net Mortgage Rate:                                                                                7.817%

       (e) Net Weighted Average Coupon Cap:                                                                                   6.729%

       (f) Net Weighted Average Coupon Cap for A-1 Class only                                                                 6.512%

       (g) Weighted Average Remaining Maturity:                                                                              324.59

       (h) Weighted Average Original Maturity:                                                                               331.31

IX   Delinquency Information                                                      No.                 %                   Amount
                                                                                  ---                ----              -------------
A. Fixed Rate Mortgage Loans:
        (a) Delinquent Contracts:
            1. 31 - 59 Day Accounts                                               225                2.09%             18,900,680.22
            2. 60 - 89 Day Accounts                                                62                0.51%              4,637,063.94
            3. 90+ Day Accounts                                                    25                0.21%              1,860,540.58

        (b) Mortgage Loans - In Foreclosure                                         5                0.05%                451,292.16
        (c) REO Property Accounts                                                   0                0.00%                      0.00

X    Realized Losses                                                                                  No.                Amount
                                                                                                     ----            ---------------
     1. (a) Gross Realized Losses during the period                                                     0                      0.00

        (b) Realized Losses during the period                                                                                  0.00

        (c) Cumulative Gross Realized Losses                                                            0                      0.00

        (d) Cumulative Realized Losses 0.00

        (e) Cumulative Applied Realized Losses

              i. Class B                                                                                                       0.00
             ii. Class M-1                                                                                                     0.00
            iii. Class M-2                                                                                                     0.00

XI   Miscellaneous Information

     1. (a) Monthly Master Servicer Fee

              i. Monthly Servicing Fee                                                                                   382,973.69
             ii. Mortgage Fees                                                                                           223,334.15
            iii. Certificate Account Investment Earnings                                                                       0.00

        (b) Amount of prior unpaid Master Servicing Fees paid with
            this distribution                                                                                                  0.00

        (c) Total Master Servicing Fees paid with this distribution                                                      606,307.84

        (d) Amount of unpaid Master Servicing Fees as of this distribution                                                     0.00

     2. (a) Opening Master Servicer Advance Balance                                                                    2,022,362.41

        (b) Current Advance (exclusive of Compensating Interest)                                                         599,512.99

        (c) Reimbursement of prior Master Servicer Advances                                                             (470,094.77)
                                                                                                                     --------------

        (d) Ending Master Servicer Advance Balance                                                                     2,151,780.63

     3. Current period Compensating Interest                                                                               2,691.83

     4. (a) Stepdown Date in effect?                                                                   NO

     5. Aggregate principal balance of Subsequent Mortgage Loans
        purchased by the Trust on the related Distribution Date:                                                               0.00

     6. (a) Beginning Amount of the Pre-Funding Account                                                                        0.00
     6. (b) Principal Balance Purchased by the Trust                                                                           0.00
     6. (c) Pre-Funding Balance after the above Purchase (6b) to be paid as an
            additional principal to the Noteholders                                                                            0.00
     6. (d) Ending Amount of the Pre-Funding Account                                                                           0.00

        (d) Amount of Investment Earnings in the Pre-Funding Account                                                           0.00

     7. Aggregate principal balance of Subsequent Mortgage Loans
        (during Funding Period)                                                                     1,205            120,916,357.55